                                                                     Exhibit 3.4








                                     BYLAWS

                                       OF

                                  DYNACS INC.

                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                                               PAGE
ARTICLE I
     OFFICES AND AGENT .......................................................   1
          1.1  Principal Office ...............................................  1
          1.2  Registered Office and Agent ....................................  1

ARTICLE II
     STOCKHOLDERS' MEETINGS ...................................................  1
          2.1  Annual Meetings ................................................  1
          2.2  Special Meetings ...............................................  1
          2.3  Place of Meetings ..............................................  2
          2.4  Notice of Meetings .............................................  2
          2.5  Waiver of Notice ...............................................  2
          2.6  Fixing of Record Date ..........................................  2
          2.7  Stockholders List ..............................................  3
          2.8  Proxies ........................................................  3
          2.9  Voting .........................................................  4
          2.10 Quorum and Required Vote .......................................  4
          2.11 Voting Procedures and Inspections of Elections .................  5
          2.12 Stockholder Proposals at Annual Meetings .......................  6
          2.13 Nominations of Persons for Election to the Board of Directors ..  6
          2.14 Conduct of Meetings ............................................  7
          2.15 Adjournment ....................................................  8

ARTICLE III
     BOARD OF DIRECTORS .......................................................  8
          3.1  Number, Qualifications and Term of Office ......................  8
          3.2  Vacancies ......................................................  9
          3.3  Resignation ....................................................  9
          3.4  Removal ........................................................  9
          3.5  Compensation ...................................................  9

ARTICLE IV
     MEETINGS OF THE BOARD ....................................................  9
          4.1  Place of Meetings ..............................................  9
          4.2  Regular Meetings ............................................... 10
          4.3  Special Meetings ............................................... 10
          4.4  Notice of Special Meetings ..................................... 10
          4.5  Waiver of Notice ............................................... 10
          4.6  Quorum and Action at Meeting ................................... 10
          4.7  Presumption of Assent .......................................... 11
          4.8  Committees ..................................................... 11

                                       i

          4.9  Informal Action by Directors ..................................  12
          4.10 Telephonic Meetings ...........................................  12

ARTICLE V
     COMMITTEES OF THE BOARD .................................................  12
          5.1  Audit Committee ...............................................  12
          5.2  Compensation Committee ........................................  12
          5.3  Other Committees ..............................................  12
          5.4  Committee Minutes .............................................  13

ARTICLE VI
     OFFICERS AND AGENTS .....................................................  13
          6.1  Enumeration, Election and Term ................................  13
          6.2  General Duties ................................................  13
          6.3  Vacancies .....................................................  13
          6.4  Compensation ..................................................  14
          6.5  Resignation and Removal .......................................  14
          6.6  Chairman of the Board .........................................  14
          6.7  Chief Executive Officer .......................................  14
          6.8  President .....................................................  14
          6.9  Chief Operating Officer .......................................  15
          6.10 Chief Financial Officer .......................................  15
          6.11 Vice Presidents ...............................................  15
          6.12 Secretary .....................................................  15
          6.13 Treasurer .....................................................  16
          6.14 Assistant Secretaries and Assistant Treasurers ................  16

ARTICLE VII
     INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS .......................  17
          7.1  Indemnification ...............................................  18
          7.2  Authority to Advance Expenses .................................  18
          7.3  Right to Claimant to Bring Suit ...............................  18
          7.4  Provisions Non-Exclusive ......................................  18
          7.5  Authority to Insure ...........................................  18
          7.6  Survival of Rights ............................................  19
          7.7  Settlement of Claims ..........................................  19
          7.8  Effect of Amendment ...........................................  19
          7.9  Subrogation ...................................................  19
          7.10 No Duplication of Payments ....................................  19

ARTICLE VIII
     CAPITAL STOCK ...........................................................  19
          8.1  Certificates of Stock .........................................  19
          8.2  Issuance of Stock .............................................  20
          8.3  Lost Certificates .............................................  20

                                       ii


          8.4  Transfer of Shares ............................................  20
          8.5  Registered Stockholders .......................................  20
          8.6  Stock Ledger ..................................................  20
          8.7  Restriction on Transfer of Shares .............................  20

ARTICLE IX
     FISCAL YEAR .............................................................  21

ARTICLE X
     DIVIDENDS ...............................................................  21

ARTICLE XI
     AMENDMENTS ..............................................................  21

ARTICLE XII
     MISCELLANEOUS ...........................................................  22
          12.1 Gender ........................................................  22
          12.2 Invalid Provision .............................................  22
          12.3 Governing Law .................................................  22


                                                                     Exhibit 3.4

                                  DYNACS INC.

                                     BYLAWS

                                   ARTICLE I
                               OFFICES AND AGENT

         1.1 Principal Office. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the Directors or as may be required by the business of the Corporation.

         1.2 Registered Office and Agent. The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and (b) a registered agent located at such address whose name is Corporation Service Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware ("Delaware Corporation Law").

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

         2.1 Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the Board of Directors. If this date falls upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         2.2 Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning no less than two-thirds (2/3) of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. No business may be transacted at any special meeting except that referred to in the notice thereof. Any amendment, change or repeal of this
Section 2 of Article II, or any other amendment to these Bylaws that will have the effect of permitting circumvention of or modifying this Section 2 of
Article II, shall require the favorable vote, at a stockholders' meeting, of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of stock of the Corporation entitled to vote.

     2.3 Place of Meetings. All meetings of stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the Board of Directors or the President, or, if not designated, at the principal office of the Corporation.

     2.4  Notice of Meetings.

          (a) Except as otherwise provided in these Bylaws or Delaware Corporation Law, written notice of any meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Board of Directors, the President or the Secretary. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid.

          (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.5. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date, which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. The record date for determining stockholders for any purpose shall not precede the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or vote at, a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.7 Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         2.8 Proxies.

             (a) A stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, which proxy shall be filed with the Secretary at or before the meeting at which it is used. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

             (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

                 (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature or stamp signature.

                 (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

             (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

             (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and as long as, it is coupled with and interest sufficient in law to support and irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         2.9 Voting.

             (a) Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation.

             (b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee's proxy, may represent such stock and vote thereon.

             (c) If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such person's act binds all;
(ii) if more than one vote, the act of the majority so voting binds all; and
(iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

         2.10 Quorum and Required Vote. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of at least a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. In all manners other than the election of Directors, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, and, if there are two or more classes of stock entitled to vote as separate classes, then, in the case of each such class, the affirmative vote of a majority of the shares of that class present or represented by proxy at the meeting shall be the vote of such class unless a different vote is required by an express provision of law, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote at the election of Directors.

         2.11  VOTING PROCEDURES AND INSPECTIONS OF ELECTIONS.

               (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

               (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

               (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

               (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware Corporation Law, the ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to sub-section (b)(v) above shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         2.12  NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS.

          (a) In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 12 of Article II.

          (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the date on which the Corporation first mailed its proxy materials for the previous year's annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of the Corporation which are beneficially owned by the person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (ii) as to the stockholder giving the notice, (A) the name and record address of the stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of persons, if any, entitled to be separately elected by holders of preferred stock.

          (c) The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.

     2.14 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions and/or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         2.15 Adjournment. In case a quorum shall not be present at any meeting, the presiding officer of the meeting or a majority in interest of the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be represented. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. In addition, the Board of Directors may adjourn a meeting of the stockholders if the Board of Directors determines that adjournment is necessary or appropriate in order to enable the stockholders (i) to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) to otherwise effectively exercise their voting rights.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         3.1 Number, Qualifications and Term of Office.

                  (a) Except as otherwise provided in the Certificate of Incorporation or the Delaware Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

                  (b) Directors need not be stockholders of the Corporation.

                  (c) The number of Directors of the Corporation shall not be less than three (3) nor more than twelve (12) until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 1 of Article III duly adopted by the vote or written consent of holders of a majority of the outstanding shares or by the Board of Directors. The exact number of Directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 1 of Article III, by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the Board of Directors. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Corporation is fixed at five (5).

                  (d) Except as provided in Section 2 of Article III of these Bylaws, the

Directors shall be elected by a plurality vote of the shares represented in person or by proxy at the stockholders annual meeting in each year and entitled to vote on the election of Directors. Each Director shall hold office until the next annual meeting of stockholders or until such Director's earlier resignation or removal and until such Director's successor shall be duly elected and qualified. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     3.2 Vacancies. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created Directorships resulting from any increase in the number of authorized Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 2 of Article III in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors.

     3.3 Resignation. Any Director may resign by delivering his written resignation to the Corporation at its principal office, addressed to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     3.4 Removal. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors or by action of the Board of Directors.

     3.5 Compensation. Directors may be paid such compensation for their services and such reimbursements for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                             MEETINGS OF THE BOARD

     4.1 Place of Meetings. The regular or special meetings of the Board of Directors or any committee designated by the Board of Directors shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the

Board of Directors or any such committee, as the case may be, may designate from time to time by resolution.

     4.2 Regular Meetings. The Board of Directors shall meet each year immediately after and at the same place as the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The Board of Directors or any committee designated by the Board of Directors may provide, by resolution, for the holding of additional regular meetings within or without the State of Delaware without notice of the time and place of such meeting other than such resolution; provided, that any Director who is absent when such resolution is made shall be given notice of said resolution.

     4.3 Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the Board of Directors, if any, by the President or by a majority of the members of the Board of Directors or any such committee, as the case may be.

     4.4 Notice of Special Meetings. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the Board of Directors or any committee thereof setting forth the time and place of the meeting shall be given to each Director by the Secretary or by the officer or Director calling the meeting not less than two (2) days prior to the time fixed for the meeting. Notice of special meetings may be either given in person, by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or telecopy, charges prepaid, to the address of each Director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, telex or telecopy, such notice shall be deemed to be delivered when the telegram, telex or telecopy is delivered to the telegraph, telex or telecopy operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.5 Waiver of Notice. A Director may waive, in writing, notice of any special meeting of the Board of Directors or any committee thereof, either before, at, or after the meeting, and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a Director waives any required notice of such meeting unless the Director, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting.

     4.6 Quorum and Action at Meeting. At meetings of the Board of Directors or any committee designated by the Board of Directors, a majority of the total number of Directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such Director so disqualified; provided, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of Directors in attendance shall be the act of the Board of Directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the Delaware Corporation Law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     4.7 PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board of Directors or a committee thereof when action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of the Board of Directors or a committee thereof is not available to a Director who votes in favor of such action.

     4.8 COMMITTEES. The Board of Directors shall designate an Audit Committee and Compensation Committee and may, by a resolution passed by a majority of the whole Board of Directors, designate one or more additional committees, including, without limitation, an Executive Committee and a Stock Option Committee. Each committee shall consist of one or more of the Directors of the Corporation unless as otherwise prescribed herein. Other than the Audit Committee and Compensation Committee, the Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of Delaware Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Notwithstanding the foregoing, no committee shall have authority as to any of the following matters: (i) the submission to stockholders of any of action as to which stockholders' authorization is required by law; (iii) the filling of vacancies on the Board of Directors or on any Board of Directors or on any committee; (iii) the fixing of compensation of any Director for serving on the Board of Directors or on any committee; (iv) the amendment or repeal of these Bylaws, or the adoption of new Bylaws; or (v) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.

          (a)  Required Committees:

               (i) Audit Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall designate not less than three (3) of the Directors then in office to constitute an Audit Committee, each of whom must be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such Director's exercise of independent judgement as a committee member. The Audit Committee shall assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Board of Directors may designate one member of the Audit Committee to act as its chairman.

               (ii) Compensation Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall designate not less than three (3) of the Directors then in office to constitute a Compensation Committee. At least two (2) of such Directors shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such Director's exercise of independent judgment as a committee member. The Compensation Committee shall have and may exercise all of the authority of the Board of Directors in administering the Corporation's executive compensation plans.

          (b)  Optional Committees:

               (i) Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority of the Board of Directors: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation of Law; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of the shares of stock adopted by the Board of Directors, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.

               (ii) Stock Option Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate not less than two (2) of the Directors then in office to constitute a Stock Option Committee. At least one of such Directors shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such Director's exercise of independent judgment as a committee member. The Stock Option shall have the authority to establish a plan allowing for the issuance of options intended to qualify under the Internal Revenue Code of 1986, as amended (the "Code"), options not intended to qualify under the Code, stock appreciation rights, restricted stock, deferred stock and other stock-based awards, determine to whom such rights will be granted and the terms of such rights. Unless otherwise established by the Board of Directors, the members of the Compensation Committee shall serve as the members of the Stock Option Committee.

                  (iii) Other Committees. In addition to the Audit Committee and the Compensation Committee, the Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more other committees of the Board of Directors, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. A majority of the members of the committee shall constitute a quorum. The member or members of any such committee (other than the Audit Committee or Compensation Committee) present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member or the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

        4.9 Informal Action by Directors. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted by Delaware Corporation Law to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

         4.10 Telephonic Meetings. Directors or any members of any committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE V
                              OFFICERS AND AGENTS

         5.1 Enumeration, Election and Term. The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers with such other titles as may be deemed necessary or desirable by the Board of Directors, including a chief executive officer, chief operating officer, chief financial officer, one or more vice presidents, a controller, assistant treasurers and assistant secretaries and a chairman of the Board of Directors. Any number of offices may be held by the same person, and no officer need be a stockholder or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders.

         5.2 General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by these Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

         5.3 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine, other than a vacancy in the office of president or secretary. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         5.4 Compensation. The Board of Directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors, by any committee designated by the Board of Directors or by an officer to whom that function has been delegated by the Board of Directors.

         5.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office, addressed to the President or Secretary. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by vote of the majority of the members of the Board of Directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

         5.6 Chairman of the Board. The Chairman of the Board of Directors, if any, shall preside as chairman at meetings of the stockholders and the Board of Directors. He shall, in addition, have such other duties as the Board of Directors may prescribe that he perform. At the request of the Chief Executive Officer, the Chairman of the Board of Directors may, in the case of the Chief Executive Officer's absence or inability to act, temporarily act in his place.

    5.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and direction over the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of Directors. The Chief Executive Officer, in the absence of the Chairman, shall preside at each meeting of the stockholders and of the Board of Directors. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors or by the Bylaws. In the case of death of the Chief Executive Officer or in the case of his absence or inability to act without having designated the President to act temporarily in his place, the President shall perform the duties of the Chief Executive Officer, unless the Board of Directors, by resolution, provides otherwise. If the President shall be unable to act in place of the Chief Executive Officer, the Chief Operating Officer, or if none, the Vice Presidents, may exercise such powers and perform such duties as provided above.

    5.8 President. The President shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. The President may, in the absence of the Chairman and the Chief Executive Officer, preside, if present, at each meeting of the stockholders and of the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors, by the Bylaws or by the Chief Executive Officer.

    5.9 Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall assist the Chief
Executive Officer and the President in the active management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the President, the Chief Operating Officer shall preside at each meeting of the stockholders and of the Board of Directors. He may, with the Secretary or the Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the Board of

Directors, by the Bylaws, by the Chief Executive Officer or by the President.

     5.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, by the Bylaws or the Chief Executive Officer or President.

     5.11 Vice Presidents. Each Vice President, Executive Vice President and Senior Vice President shall have such powers and perform such duties as from time to time may be assigned to such Vice President by the Board of Directors or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in the Bylaws.

     5.12 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, by the Bylaws, by the Chief Executive Officer or by the President.

     5.13 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Chief Executive Officer, the President or the Board of Directors, whenever the Chairman, the Chief Executive Officer, the President or the Board of Directors shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors, by the Bylaws or by the Chief Executive Officer, or by the President.

     5.14 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, by the Bylaws or by the Chief Executive Officer or by the President.

                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     6.1  INDEMNIFICATION.

          (a) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any person indemnified hereby as a result of the actual or deemed receipt of any payments under this Article
VI) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Losses"); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of Article VI, the Corporation shall indemnify any officer or Director seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right.

          (b) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in any threatened, pending or completed Proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was an employee or agent (other than an officer or Director) of the Corporation or is or was serving at the request of the Corporation as an employee or agent (other than an officer or Director) of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, may be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all Losses.

     6.2 Authority to Advance Expenses. Expenses incurred by an officer or Director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, that if required by the Delaware Corporation Law, as amended, such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise. Expenses incurred by employees or other agents of the Corporation (or by the Directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

     6.3  Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of
Article VI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

    6.4  Provisions Non-Exclusive. The rights conferred on any person by this
Article VI shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as may be amended from time to time, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement or vote of the stockholders or disinterested Directors is inconsistent with these bylaws, the provision, agreement or vote shall take precedence.

    6.5 Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or other agent (collectively, "Agents") against any Losses, whether or not the Corporation would have the power to indemnify the Agent against such Losses under the applicable law or the provisions of these Bylaws.

    6.6 Survival of Rights. The rights provided by this Article VI shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    6.7 Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article VI for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

    6.8  Effect of Amendment.  Any amendment, repeal or modification of this
Article VI shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

    6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

    6.10 No Duplication of Payments. The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

                                  ARTICLE VII
                                 CAPITAL STOCK

         7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may, by resolution, provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         7.2 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by resolution of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine. Consideration for such shares of capital stock shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the Board of Directors.

         7.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board of Directors may require. The Board of Directors, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to indemnify the Corporation (including providing the Corporation with a bond) against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

         7.4 Transfer of Shares. Subject to applicable law, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent of the certificates representing such shares, if any, duly endorsed or accompanied by a written assignment or power of attorney duly executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event, the surrendered certificates shall be canceled, new certificates issued to the persons entitled to them, if any, and the transaction recorded on the books of the Corporation.

     7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     7.6 Stock Ledger. An appropriate stock journal and ledger shall be kept by the Secretary or such registrars or transfer agents as the Directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

     7.7 Restriction on Transfer of Shares. Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or, in the case of uncertificated shares, contained in the notice sent to the registered owner of such shares in accordance with the provisions of the Delaware Corporation Law.

                                  ARTICLE VIII
                                  FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board of Directors and set forth in the minutes of the meetings of the Directors. Said fiscal year may be changed from time to time by the Board of Directors in its discretion.


                                   ARTICLE IX
                                   DIVIDENDS

     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think in the best interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X
                                   AMENDMENTS

     These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of Directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular or special meeting by the affirmative vote of a majority of the whole number of Directors, subject to the power of the stockholders to change or repeal such Bylaws; provided, that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, or term of office of Directors.

                                   ARTICLE XI
                                 MISCELLANEOUS


     11.1 Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

     11.2 Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     11.3 Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.